                                                                    EXHIBIT 4.3

                              CHEMDEX CORPORATION

                                 AMENDMENT TO

             THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          This Amendment (the "Amendment") to the Third Amended and Restated Agreement dated March 24, 1999 (the "Agreement") is entered into as of April 28,
                                     ---------
1999 by and among Chemdex Corporation, a Delaware corporation with headquarters at 3950 Fabian Way, Palo Alto, CA 94303 (the "Company"), certain holders of the
                                              -------
Company's Common Stock (the "Founders"), and certain individuals and that were
                             --------
parties to the Agreement (the "Purchasers").  The Founders and the Purchasers
                               ----------
are referred to herein as the "Stockholders."  Terms not capitalized herein
                               ------------
shall have the meaning set forth in the Agreement.

                                    RECITALS
                                    --------

          A. The Board of Directors of the Company has approved a 3,000,000 share increase to the Company's 1998 Stock Plan and the issuance of 375,000 shares of Common Stock to Biotechnology Industry Organization ("BIO").
                                                                ---
          B. The Company and the Stockholders wish to amend the Agreement to exempt from the Purchasers' right of first refusal as to the issuance new securities by the Company the additional 3,000,000 shares issuable under the 1998 Stock Plan and the 375,000 shares issued or issuable to BIO.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

          1. Pursuant to Section 6.4 of the Agreement, the undersigned constitute at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities held by the Purchasers (as defined in the Agreement), and at least two-thirds (2/3) of the total number of shares of Common Stock held by Founders (both as defined in the Agreement).

          2. Section 2.1(b) of the Agreement is amended and restated in its entirety as follows:

          "(b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) up to an aggregate of 14,890,000 shares of Common Stock issued to employees, officers, consultants or directors of the Company pursuant to sales or options granted at any time after the date of incorporation of the Company or pursuant to a plan or agreement approved by at least two-thirds of the Company's Board of Directors or a committee of the Board of Directors that has been authorized by at least two-thirds of the Board of Directors; (ii) securities offered to the public generally pursuant to a registration statement in a Qualified IPO (as defined below); (iii) securities issued

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pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or the Purchasers own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; (v) stock issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the right of first refusal established by this Section 2 applies with respect to the initial sale or grant by the Company of such rights or agreements; (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vii) shares of Common Stock issued to VWR pursuant to the Common Stock Purchase Agreement between VWR and the Company dated March 5, 1999; (viii) shares issued pursuant to the Purchase Agreement; (ix) that certain warrant to purchase 100,000 shares of Common Stock issued to Galen and the Common Stock issued or issuable upon exercise thereof; (x) that certain warrant to purchase 210,000 shares of Series B Preferred Stock issued to Comdisco, Inc., the shares of Series B Preferred Stock issued or issuable upon exercise thereof and the Common Stock issuable upon conversion of such Series B Preferred Stock, and (xi) up to 375,000 shares of Common Stock issued or issuable to Biotechnology Industry Organization."

          3. The rights set forth in Section 2.1 of the Agreement are hereby waived with respect to the issuance of the 375,000 shares of Common Stock issued or issuable to BIO.

          4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5. If any provision of this Amendment, or the application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Amendment and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          6. Except as provided in this Amendment, the Agreement shall remain in full force and effect.

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          The foregoing agreement is hereby executed as of the date first above written.

                                    CHEMDEX CORPORATION




                                    By:---------------------

                                    Title:------------------

                                    Address:   3950 Fabian Way
                                    Palo Alto, CA  94303

                                    Facsimile:  (650) 813-0304

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      -3-
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                                    VWR SCIENTIFIC PRODUCTS CORPORATION




                                    By:--------------------------------

                                    Name:------------------------------

                                    Title:-----------------------------

                                    Address:   1310 Goshen Parkway
                                               West-Chester, PA 19380

                                    Facsimile:  (610) 429-1760

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    CMG@VENTURES II, LLC




                                    By:------------------------------
                                         Jonathan D. Callaghan

                                    Address:  3000 Alpine Road
                                              Menlo Park, CA  94028

                                    Facsimile:  (650) 233-0506

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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                                    THE BAY CITY CAPITAL FUND I, L.P.,
                                    A DELAWARE LIMITED PARTNERSHIP

                                    By:   Bay City Capital Management LLC
                                    Its:  General Partner

                                    By:   -------------------------------
                                    Name: -------------------------------
                                    Title:-------------------------------

                                    Address:  750 Battery Street, Suite 600
                                              San Francisco, CA  94111

                                    Facsimile:  (415) 837-0996

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    KLEINE R PERKINS CAUFIELD & BYERS
                                    VIII, L.P.

                                    By: KPCB VIII Associates, L.P.,
                                        its General Partner


                                    By: ----------------------------------
                                           General Partner


                                    Address:   2750 Sand Hill Road
                                               Menlo Park, CA  94025

                                    Facsimile:  (650) 233-0323

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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                                    WARBURG, PINCUS VENTURES L.P.

                                    By: Warburg, Pincus & Co.,
                                        its General Partner


                                    By: -----------------------------------
                                            General Partner

                                    Address:   466 Lexington Avenue
                                               New York, New York  10017-3147

                                    Facsimile:  (212) 878-9361

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    GALEN PARTNERS III, L.P.
                                    By:  Claudius, L.L.C.

                                        By: --------------------------------
                                            Bruce F. Wesson
                                            Senior Managing Member


                                    Address:  610 Fifth Avenue
                                              New York, NY  10020
                                              Attn:  Srini Conjeevaram

                                    Facsimile: (212) 218-4999

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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                                    FOUNDERS:



                                    ------------------------------------
                                           Jonathan D. Callaghan



                                    ------------------------------------
                                           Jeff Leane



                                    ------------------------------------
                                           David P. Perry

     SIGNATURE PAGE TO CHEMDEX CORPORATION AMENDMENT TO
THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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